UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
VAXGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 Oyster Point Boulevard, Suite 10, South San Francisco, California	94080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 624-1000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2010, the Compensation Committee of the Board of Directors of VaxGen, Inc. (the “Company”) approved the amendment and restatement of James P. Panek’s executive employment agreement (the “Prior Employment Agreement”), effective April 20, 2010 (the “Amended and Restated Employment Agreement”), in recognition of the significantly increased time commitment required of Mr. Panek in connection with the negotiation and execution of the proposed merger with diaDexus, Inc. The Amended and Restated Employment Agreement supersedes all prior employment agreements between Mr. Panek and the Company, including the Prior Employment Agreement, which was effective February 1, 2009.
In connection with the Amended and Restated Employment Agreement, effective April 20, 2010, Mr. Panek has agreed to increase his schedule to a part-time schedule of at least 32 hours per week. Mr. Panek will continue to serve as the Company’s President and principal financial officer.
Under the Amended and Restated Employment Agreement, Mr. Panek will receive an increased annual base salary of $260,000, which shall be retroactive to February 1, 2010. Mr. Panek will continue to be entitled to participate in the Company’s employee benefit plans in effect from time to time, and will accrue paid time off at a rate equal to 80% of the full-time rate that would apply if he worked a full-time schedule. Mr. Panek will also be eligible to receive a bonus of up to $52,000 upon a change in control, as defined in the Amended and Restated Employment Agreement. In addition, Mr. Panek’s health insurance continuation coverage at the Company’s expense was increased from a period of two months following termination to a period of twelve months following termination, up to a maximum of $6,000 per month. All other terms relating to severance benefits and stock vesting provisions are unchanged from the Prior Employment Agreement. As a condition of and prior to receipt of the severance benefits, Mr. Panek must execute a general release of claims against the Company within sixty days of his termination date.
The above description, which summarizes the material terms of the Amended and Restated Employment Agreement, is not complete. Please read the full text of the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.115 and incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.115	Amended and Restated Executive Employment Agreement for James P. Panek, effective April 20, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: April 23, 2010	By:	/S/ James P. Panek
James P. Panek
President

Exhibit Index

Exhibit No.	Description
10.115	Amended and Restated Executive Employment Agreement for James P. Panek, effective April 20, 2010